SHARE EXCHANGE AGREEMENT

            THIS AGREEMENT made as of the 20th day of January, 2011, between Joaquin Basin Resources Inc., a corporation organized under the laws of the state of Nevada (the “Seller”); it’s stockholders (the “Selling Shareholders”); and Grid Petroleum Corp, a corporation organized under the laws of the state of Nevada, (the “Purchaser”).

BACKGROUND

The Selling Shareholders desire to exchange 62,000,000 common shares in the capital stock of the Seller (the “Sellers’ Shares”), being all of the outstanding shares of the Seller that they hold in exchange for (i) 62,000,000 shares of restricted common stock (the “Common Shares”) and (ii) 2,076,324 shares of restricted convertible preferred stock (the “Preferred Shares”) of the Purchaser, in a share exchange, following which, the Seller will become a wholly-owned subsidiary of the Purchaser.

In consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
EXCHANGE OF SHARES

I.1           Purchase and Sale.  Subject to the conditions and upon the terms hereinafter set forth, the Purchaser agrees to purchase and the Selling Shareholders agree to sell to the Purchaser all of their right, title and interest in and to the Sellers’ Shares.

I.2           Exchange Consideration.  The consideration for the Sellers’ Shares will be paid by the Purchaser by issuing to the Selling Shareholders the (i) Common Shares and (ii) the Preferred Shares in proportion to each Selling Shareholder’s interest in the Seller as set out in Schedule 1 hereto.

I.3           Closing.  The closing of this transaction will take place on January 20, 2011 (the “Closing Date”), or such other date as the parties may agree.

I.4           Securities Law Exemptions and Resale Restrictions.  The issuance of the (i) Common Shares and (ii) Preferred Shares to those Selling Shareholders that are not U.S. persons shall be made in reliance on the exemption from the registration requirements of the United States Securities Act of 1933 specified in Regulation S.  The issuance of the (i) Common Shares and (ii) Preferred Shares to Selling Shareholders who are U.S. persons shall be made in reliance on the exemption from the registration requirements of the United States Securities Act of 1933 specified in Section 4(2) of that act and Rule 506 of Regulation D.

I.5           Board of Directors and Officers.  The existing director of the Seller will remain until March 1, 2011 or at such time he can be replaced by the shareholders of the Seller with the Seller taking the appropriate steps to do so. The current officers of the Seller will resign their positions upon the execution of this Agreement at which time they will be replaced by nominees of the Seller.

I.6           Name Change.                                 The current Board of Directors of the Seller agrees to make application for a name change within a reasonable period of time, if requested by the Seller.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLING SHAREHOLDERS

The Seller and the Selling Shareholders represent to the Purchaser the following:

II.1           Organization.  The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, has all necessary legal powers to own properties and carry on its business, and is duly qualified to do business and is in good standing in all relevant jurisdictions. All actions taken by the directors and/or shareholders of the Seller have been valid and in accordance with all applicable laws.

II.2           Capital.  The authorized share capital of the Seller consists of (i) 100,000,000 common shares. As of the date hereof, (i) 62,000,000 common shares are issued and outstanding as fully paid and non-assessable in the capital of the Seller Shares held by the Selling Shareholders as set forth in Schedule 1 heretoII.3Financial Statements.  The Seller has provided the Purchaser with financial statements that fairly present the financial position of the Seller and the results of its operations for the periods indicated.

II.4           Liabilities.  The Seller and Selling Shareholders are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Seller, except those set forth in the financial statements. There is no dispute of any kind between the Seller and any third party, and no such dispute will exist at the Closing Date.

II.5           Binding Agreement. This Agreement has been duly executed and delivered by the Seller and the Selling Shareholders and constitutes a valid and binding obligation on their parts.

II.6           Ability to Carry Out Obligations. The Seller and the Selling Shareholders have the right, power, and authority to enter into and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Seller and the Selling Shareholders and the performance by the Seller and the Selling Shareholders of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Seller or any of the Selling Shareholders is a party or by which and of them may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would cause the Seller or any of the Selling Shareholders to be liable to any party; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Seller .

II.7           Full Disclosure.  None of the representations and warranties made in this Agreement by the Seller and the Selling Shareholders contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

II.8           Compliance with Laws.  The Seller has complied with all, and is not in violation of any, federal, state, or local statute, law, and regulation. Seller has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

II.9           Litigation. The Seller is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation, and there is no basis for any such action or proceeding, and no such action or proceeding is threatened against the Seller, except the outline potential litigation listed in Schedule “2”. The Seller is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

II.10           Conduct of Business.  Prior to the Closing, the Seller shall not, without the consent of the Purchaser, (i) amend its charter documents or bylaws; (ii) issue, or enter into any agreements to issue, any securities of the Seller, including, without limitation, shares, warrants, options, convertible securities of or rights to purchase any securities of the Seller; (iii) redeem, purchase or otherwise acquire or commit to acquire any shares in the capital of the Seller; (iv) effect any subdivision, consolidation, or reclassification of any of the securities of the Seller; (v) declare dividends or redeem or sell stock or other securities,  (vi) incur any liabilities; (vii) acquire or dispose of any assets, enter into any contract, or guarantee obligations of any third party; or (viii) enter into any other transaction.

II.11           Truth of Representations.  All of these representations shall be true as of the Closing Date and shall survive the Closing Date for a period of one year.

II.12           No Bankruptcy.  No proceedings have been taken, are pending or authorized by the Seller or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Seller.

II.13           Absence of Conflict.  The Seller and each Selling Shareholder is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any lien upon any of the Sellers Shares’ as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The Seller’s execution of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any charter documents or bylaws of the Seller, any court or administrative order or process, any agreement or instrument to which the Seller is party or by which it is bound.

II.14           Taxes.  The Seller is not now and at the Closing Date will not be in arrears or in default in respect of the filing of any required federal, state, provincial or municipal tax or other return, and, to the best of the Seller’s knowledge, no such return contains any misstatement or conceals any statement that should have been included therein.  The Seller has paid and will pay all taxes, filing fees and other assessments due and payable or collectable.  The Seller has withheld and will withhold up to the Closing Date from each payment made to any employee the amount of all taxes (including, but not limited to, income tax) and other deductions required to be withheld therefrom and has paid or will pay such amounts to the proper tax or other receiving authority.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents to the Seller and the Selling Shareholders the following:

III.1           Organization.  The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in all relevant jurisdictions. All actions taken by the directors and/or shareholders of the Purchaser have been valid and in accordance with all applicable laws.

III.2           Capital.  The authorized share capital of the Purchaser consists of 1,500,000,000 common shares. As of the date hereof, 65,791,078 common shares are issued and outstanding as fully paid and non-assessable common shares in the capital of the Purchaser. There are no outstanding agreements, warrants, options or rights, or rights not previously disclosed, capable of becoming an agreement for the purchase or issuance of the Purchaser’s securities, except as provided for in this Agreement.

III.3           Financial Statements.  The Purchaser has provided the Seller and the Selling Shareholders with access through links on its website to its Information Statement as filed with the SEC, as posted at www.sec.gov, complete with financial statements that fairly present the financial position of the Purchaser and the results of its operations for the periods indicated.

III.4           Liabilities.  The Purchaser is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Purchaser, except those set forth in the financial statements. There is no dispute of any kind between the Purchaser and any third party, and no such dispute will exist at the Closing Date.

III.5           Binding Agreement.  This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation on its part.

III.6           Ability to Carry Out Obligations.  The Purchaser has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Purchaser is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required.

III.7           Full Disclosure.  None of the representations and warranties made in this Agreement by the Purchaser or on its behalf contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

III.8           Compliance with Laws.  The Purchaser has complied with all, and is not in violation of any, federal, state, or local statute, law, and regulation. The Purchaser has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

III.9           Litigation.  The Purchaser is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of the Purchaser’s knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against the Purchaser.  The Purchaser is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

III.10           Conduct of Business.  Prior to the Closing, the Purchaser shall not, without the consent of the Seller and the Selling Shareholders, (i) amend its charter documents or bylaws; (ii) issue, or enter into any agreements to issue any securities of the Purchaser, including, without limitation, shares, warrants, options, convertible securities of or rights to purchase any securities of the Purchaser; (iii) redeem, purchase or otherwise acquire or commit to acquire any shares in the capital of the Purchaser; (iv) effect any subdivision, consolidation, or reclassification of any of the securities of the Purchaser; (v) declare dividends or redeem or sell stock or other securities, ; (vi) incur any liabilities; (vii) acquire or dispose of any assets, enter into any contract, or guarantee obligations of any third party; or (viii) enter into any other transaction.

III.11           Truth of Representations.  All of these representations shall be true as of the Closing Date and shall survive the Closing Date for a period of one year.

III.12           No Bankruptcy.  No proceedings have been taken, are pending or authorized by the Purchaser or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Purchaser.

III.13           Absence of Conflict.  The Purchaser is not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any lien upon any of the Common Shares or the Preferred Shares as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement. The Purchaser’s execution of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any charter documents or bylaws of the Purchaser, any court or administrative order or process, any agreement or instrument to which the Purchaser is party or by which it is bound.

III.14           Taxes.  The Purchaser is not now and at the Closing Date will not be in arrears or in default in respect of the filing of any required federal, state, provincial or municipal tax or other return, and to the best of the Purchaser’s knowledge, no such return contains any misstatement or conceals any statement that should have been included therein.  The Purchaser has paid and will pay all taxes, filing fees and other assessments due and payable or collectable.  The Purchaser has withheld and will withhold up to the Closing Date from each payment made to any employee the amount of all taxes (including but not limited to income tax) and other deductions required to be withheld therefrom and has paid or will pay such amounts to the proper tax or other receiving authority.

III.15           Quotation Status.  The common shares of the Purchaser are quoted for trading on the OTC: BB under the symbol GRPR.OTC: BB and no suspension of trading is in effect against the securities of the Purchaser thereon.  The Purchaser is in good standing with the OTC:BB and is not in default under any of its rules, policies or bylaws

ARTICLE IV
REMEDIES

IV.1           Arbitration.   Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Las Vegas, Nevada, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

IV.2           Indemnification.  Each party agrees to indemnify the other parties against all actual losses, damages and expenses caused by (i) any material breach of this Agreement or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

IV.3           Other Remedies. The foregoing indemnification provision is in addition to, and not derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE V
CLOSING MATTERS

V.1           Date, Time and Place of Closing.  The closing will take place on the Closing Date at 1:00 p.m. (Pacific Standard Time) at 999 18th Street, Suite 3000, Denver, Colorado 80202, or such other location to be agreed upon between the parties.

V.2           The Share Exchange.  On the Closing Date:

(a)           The Purchaser will deliver to the Selling Shareholders, (i) an aggregate of 62,000,000 fully paid and non-assessable common shares and (ii) 2,076,324 fully paid and non-assessable preferred shares, in the capital of the Purchaser, as directed by the Seller, in proportion with each Selling Shareholder’s interest in the Seller as set out in Schedule 1 hereto; and

(b)           The Seller and the Selling Shareholders will deliver to the Purchaser one (1) certificate, registered as directed by the Purchaser, for 62,000,000 fully paid and non-assessable common shares of the Seller, which are all of the issued and outstanding shares of the Seller.

V.3           Failure to Close.  If the share exchange does not occur within 15 days of the Closing Date, or such earlier or later date as the parties may agree, the parties agree to unwind the transaction and return all parties to the position that they were in prior to the transactions contemplated herein.

ARTICLE VI
MISCELLANEOUS

VI.1           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

VI.2           No Oral Change.  This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

VI.3           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

VI.4           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether written or oral.

VI.5           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties as originals.

VI.6           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed.

VI.7           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

VI.8           Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement for a period of one year.

VI.9           Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

VI.10           Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

VI.11           Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

GRID PETROLEUM CORP. (“PURCHASER”)

By:
      Name: James Powell

      Title:   President

                 Date:  January 20, 2011.

JAOQUIN BASIN RESOURCES, INC. (“SELLER”)

By: _____________________________________
    Name: Lucian Gago

    Title:  President

                 Date:  January 20, 2011.

___________________________                                                                           ___________________________
MIH Holdings Zurich                                                                                                   Armitage S.A.

___________________________                                                                           ___________________________
Kane Assetts S.A.                                                                                                         Loreto International Inc.

___________________________                                                                           ___________________________
Watermark Holdings Inc.                                                                                             Pea Soup Inc.

___________________________                                                                           ___________________________
Four winds Trading Inc.                                                                                               Direct Capital Group Inc.

___________________________                                                                           ___________________________
Highlander Overseas Inc.                                                                                            Geotech International Ltd.

Schedule 1

List of Selling Shareholders

Name	Existing Common Shares Ownership	New Common Share Allocation
MIH Holdings Zurich. World Trade Centre 10 Route de l'aeroport PO Box 691 Geneva Switzerland CH1215 GENEVA 15	6,200,000	6,200,000
Convertible Preferred Shares	519,081
Armitage S.A. PO Box 556, Main Street, Charlestown, Nevis.	6,200,000	6,200,000
Kane Assetts S.A. Birmensdorferstr. 55 CH-8004 Zurich.	6,200,000	6,200,000
Convertible Preferred Shares	519,081
Loreto International Inc. Gutenbergstrasse 10, PO Box Ch-8027 Zurich.	6,200,000	6,200,000
Watermark Holdings Inc. 7 New road, Second Floor, #6 P.O. Box 2079 Belize City, Belize, Central America.	6,200,000	6,200,000
Convertible Preferred Shares	519,081
Pea Soup Inc, 7 New road, Second Floor, #6 P.O. Box 2079 Belize City, Belize, Central America.	6,200,000	6,200,000
Convertible Preferred Shares	519,081
Four winds Trading Inc Hunkins Waterfront Plaza, P.O. Box 556 Charleston, Nevis, West Indies.	6,200,000	6,200,000
Direct Capital Group Inc. Hunkins Waterfront Plaza, P.O. Box 556 Charleston, Nevis, West Indies.	6,200,000	6,200,000
Highlander Overseas Inc. Halifax St, P.O.Box 1081 Kingstown, St Vincent, West Indies.	6,200,000	6,200,000
Geotech International Ltd. Halifax St, P.O.Box 1081 Kingstown, St Vincent, West Indies.	6,200,000	6,200,000

Schedule 2

The acreage referenced in this agreement is located in San Joaquin Basin California and it has been assigned and transferred by the previous leaseholder, the 50% ownership represented in this transaction. The acreage tracked and leased as Cal Min, is being held in trust for the benefit of the leaseholder in this document. There is the potential of a disagreement between the other 50% holder of the leases referenced in this agreement. This other 50% leaseholder owed monies that were withheld and since then they have been instructed to apply those monies to the rentals of the acreage referenced in this agreement, due at the end of 2010. This 50% leaseholder was notified by certified mail on January 11, 2011. A lien in the value of $307,905.25 has been placed against the 5 year-lease on properties this 50% leaseholder has rights to.